Exhibit 99.1
Unica to Acquire MarketingCentral
Waltham, Mass. — July 9, 2007 — Unica Corporation (Nasdaq: UNCA), the leader in enterprise marketing management (EMM) solutions, today announced it has entered into a definitive agreement to acquire MarketingCentral, L.L.C., a privately-held provider of on-demand marketing resource management (MRM) solutions, for approximately $12.5 million in cash and transaction-related costs.
“MRM is an important segment within EMM. Unica’s proposed acquisition of MarketingCentral will expand our addressable market and increase the breadth of our MRM solutions while firmly positioning Unica as a leading on-demand MRM provider,” said Yuchun Lee, Unica co-founder and CEO. “Affinium® Plan™, Unica’s existing MRM solution, provides enterprises with the capabilities they need to meet complex marketing operations challenges. The addition of MarketingCentral will give us a proven solution for agencies, workgroups within large companies and small and medium businesses. MarketingCentral addresses the needs of these customers by offering the easiest-to-use, fastest-to-deploy, on-demand MRM platform available on the market today.”
Additionally, integrating MarketingCentral with Unica’s Affinium Plan will enable the company to offer a ‘best of both worlds’ solution — an enterprise-class MRM system connected to a secure, on-demand collaboration space for working with dispersed project teams and outside partners.
“Enabling better collaboration between dispersed groups is often the most pressing need our customers face,” continued Lee. “For fast-moving marketing teams, it’s truly remarkable how quickly the MarketingCentral solution can get them managing their work more effectively. The on-demand approach lets marketers get started immediately without straining internal IT resources or building a business case for a broader, enterprise-wide MRM implementation.”
MarketingCentral has hundreds of customers and thousands of total users, including corporations such as New Balance Athletic Shoe, Philips Medical, Eat’n Park Hospitality Group and Rydex Investments and marketing agencies such as Saatchi & Saatchi, Barkley, and Moroch. Its MRM solution helps agencies, workgroups within large companies and small and medium businesses increase their marketing productivity while reducing costs and increasing control. In choosing an MRM solution, these customers prioritize collaborative project management, fast deployment and require limited, if any, reliance on internal IT support. MarketingCentral was also one of the first to recognize the specialized needs of agencies and, through its AgencyCentral offering, has more agency customers than any other MRM provider.
“This acquisition confirms our continued focus on sustainable growth and product innovation,” said David Ryan, co-founder and chief executive officer of MarketingCentral. “Our MRM solution is the launch point for many businesses and agencies on their EMM journey. Joining Unica ensures that after taking the first step with our own product, MarketingCentral customers can seamlessly expand their EMM footprint and address marketing challenges more holistically.” Bill McInerny, MarketingCentral co-founder and president, added: “We’re confident that as part of Unica, the leading EMM vendor, our customers and employees alike will benefit from the latest marketing technologies, a vast distribution network and the company’s fervid commitment to customer success.”
Unica and MarketingCentral already share several customers who will benefit from the acquisition and the combined solution. An example is Barkley, one of the largest independent full-service marketing agencies in the US.
“We are thrilled with the combination of MarketingCentral and Unica,” said Vicki Stuckwisch, COO of Barkley. “We’ve used MarketingCentral for years to provide our clients with a secure online workspace to review, approve and manage marketing material. We recently added Unica Affinium Plan to implement a more robust agency project management system. The ability for one vendor to now serve this range of needs is a real win for our agency and our clients.”
“We’re excited about the acquisition of MarketingCentral, which will expand our value proposition and further position us to capture market share,” said Ralph Goldwasser, senior vice president and CFO, Unica. “Unica views on-demand MRM as a strategic element of our business, and in order to realize the full potential of this purchase, we intend to continue investment in the MarketingCentral platform as well as integrate Affinium Plan and MarketingCentral to create a ‘best of both worlds’ solution for marketers across business categories.”
The acquisition is subject to customary closing conditions and is expected to close later this month.
Conference Call Details
Unica will discuss the acquisition and related matters via a teleconference today, July 9, 2007, at 5:30 p.m. EDT. To access this call, dial 877-502-9272 (domestic) or 913-981-5581 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s web site at http://investor.unica.com
A replay of this conference call will be available from 8:30 p.m. EDT on Monday, July 9, 2007 through 11:59 p.m. EDT on Monday, July 23, 2007 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 6894008. A replay of the audio webcast will also be available on the events portion of the Unica web site following the call.
About Unica
Unica Corporation (NASDAQ: UNCA) is a leading global provider of enterprise marketing management (EMM) software. Focused exclusively on the needs of marketers, Unica delivers the most comprehensive EMM suite on the market. Unica’s Affinium® software streamlines the entire marketing process for brand, relationship and internet marketing — from planning and budgeting to project management, execution and measurement. Offered on premise or on demand, Affinium delivers key EMM capabilities including: web and customer analytics, cross-channel lead and campaign management, and marketing resource management. Unica’s solution uniquely provides a marketing system of record that enables marketers to easily manage marketing information and assets, rapidly assemble campaign components, and track performance. Just as sales force automation has streamlined sales operations, Unica’s EMM solution is poised to revolutionize marketing. Today, more than 500 companies worldwide have adopted Unica’s Affinium as their EMM solution.
Founded in 1992, Unica is headquartered in Waltham, Massachusetts, with additional offices in the US, Australia, France, Germany, India, Singapore, Spain, and the UK. For more information, visit www.unica.com.

Unica sponsors The Marketers’ Consortium, an online community where marketers and industry experts discuss the critical challenges of today’s fast paced, interactive, customer-driven world. The Marketers’ Consortium’s notable moderators have included Don Peppers, Peppers and Rogers Group, and Elana Anderson, Forrester Research. Visit The Marketers’ Consortium blog at www.unica.com/share.
Copyright 2007 Unica Corporation. Unica, the Unica logo, and Affinium are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
Forward-looking Statements
The information provided in this press release above contains forward-looking statements that relate to future events and future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change; and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including volatility of stock price due to the difficulty in predicting operating results and the long sales cycle for Unica’s software; the possibility that the market for on-demand MRM does not develop as anticipated; that the acquisition of MarketingCentral is not consummated or is not consummated in a timely manner; failure by Unica to develop new software products and enhance existing products; failure to retain key staff; failure by Unica to maintain historical maintenance renewal rates; the potential that Unica software will not help a customer become more efficient in its marketing; and failure to properly protect Unica’s proprietary rights and intellectual property. These and other factors listed in the Annual Report on Form 10K for the fiscal year ended September 30, 2006 under “Risk Factors” could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
Media contact:
Anne Mathewson
Greenough Communications
617-275-6528
amathewson@greenoughcom.com
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